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                                                                     Exhibit 3.2

                                    BY-LAWS
                                       OF
                         SPIEGEL CREDIT CORPORATION III


                                   ARTICLE I
                                    Offices

     SECTION (i)    The principal office in the State of Delaware shall be
located in the City of Wilmington, County of New Castle.

     SECTION (ii)   The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                  ARTICLE II
                           Meetings of Stockholders

     SECTION (i)    Annual Meetings.  An annual meeting of the stockholders
                    ---------------
entitled to vote, for the election of directors and for the transaction of any other business as to which notice was given in the notice of such meeting, shall be held in each year commencing in 1995, either (i) at 10:00 a.m. on the last Tuesday in April, unless such day is a legal holiday, in which event the meeting shall be held at the same time on the next business day, or (ii) at such other time and date, not more than thirteen months after the last preceding annual meeting, as the Board of Directors shall designate.

     SECTION (ii)   Special Meetings.  Special meetings of the stockholders may
                    ----------------
be called at any time by the President or the Board of Directors, and shall be called by the President or Vice President or the Secretary upon the written request of the stockholders holding of record in the aggregate forty percent (40%) or more of the outstanding shares of stock of the Corporation entitled to vote, such written request to state the purpose or purposes of the meeting and to be delivered to the President or any Vice President or the Secretary.

     SECTION (iii)  Place of Meeting.  All meetings of the stockholders shall be
                    ----------------
held at such places, within or without the State of Delaware, as shall be specified in the respective notices or waiver of notice thereof, except as otherwise required by statute.

     SECTION (iv)   Notice of Meetings.  Except as otherwise required by
                    ------------------
statute, the Secretary or an Assistant Secretary shall cause notice of the time, place and purpose or purposes of each meeting of the stockholders to be mailed at least fourteen (but not more than sixty) days prior to the meeting, to each stockholder of record entitled to vote at his post office address as the same appears on the books of the Corporation at the time of such mailing. Notice of any meeting of stockholders
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shall not be required to be given to any person who may become a stockholder of record after such mailing of such notice and prior to the meeting, or to any stockholder who shall sign a waiver of such notice in writing, whether before or after the time of such meeting. Notice of any adjourned meeting of the stockholders of the Corporation shall not be required to be given, unless otherwise required by statute.

     SECTION (v)    Quorum.  At all meetings of the stockholders the presence in
                    ------
person or by proxy of stockholders holding of record in the aggregate fifty percent (50%) or more of the outstanding shares of stock entitled to vote shall be necessary and sufficient to constitute a quorum for the transaction of business. In the absence of a quorum at any meeting of the stockholders, a majority in interest of the stockholders of record entitled to vote present in person or by proxy, or, if no stockholder entitled to vote is present in person or by proxy, any officer entitled to preside at or act as Secretary of such meeting, may adjourn such meeting from time to time, until a quorum shall be present. At any such adjourned meeting at which a quorum may be present any business may be transacted which might have been transacted at the meeting as originally called.

     SECTION (vi)   Voting.  Each stockholder entitled to vote shall, at every
                    ------
meeting of the stockholders, be entitled to one vote in person or by proxy, in writing and duly executed, for each share of the capital stock held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period. Except where the transfer books of the Corporation have been closed or a date has been fixed as a record date for the determination of its stockholders entitled to vote, no share of stock shall be voted on at any election for directors which has been transferred on the books of the Corporation within twenty days next preceding such election of directors. At all meetings of the stockholders, all matters, other than those the manner of deciding which is expressly regulated by statute or by the Certificate of Incorporation, shall be decided by the vote of a majority in interest of the stockholders entitled to vote who are present at such meeting in person or by proxy.

                                  ARTICLE III
                               Board of Directors

     SECTION (i)    General Powers.  The property, affairs and business of the
                    --------------
Corporation shall be managed by the Board of Directors.

     SECTION (ii)   Number, Term of Office and Qualifications.  The number of
                    -----------------------------------------
directors which shall constitute the whole Board of Directors shall be five, which number may be increased or diminished by amendment of these By-Laws, but shall not be diminished to less than five. There shall be at least two "Independent Directors" (as defined in the following paragraph). The directors shall be elected annually at the annual meeting of the stockholders, and each director (whether elected at an annual meeting or to fill a vacancy or otherwise) shall hold office until his successor shall have been elected, or until his death or until he shall resign in the manner provided in Section 7 of this Article III or shall have been removed in the manner provided in Section 8 of this Article III. No person who has attained the age of 70 years shall be eligible for election as a director of the

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Corporation, but any such person may continue to serve for the unexpired term for which he was elected. In case of any increase in the number of directors, additional directors to fill the vacancies in the Board of Directors caused by such increase may be elected by a majority of the directors then in office, though less than a quorum. No director need be a stockholder of the Corporation.

     The Corporation shall at all times have at least two directors (each, an "Independent Director") neither of whom is (i) a director, officer or employee of any affiliate of the Corporation; (ii) a direct or indirect beneficial owner of more than 10% of the voting securities of any affiliate of the Corporation;
(iii) a significant creditor, or a director, officer or employee of a significant creditor, of the Corporation or of any affiliate of the Corporation, provided, that no law firm (or attorney therein) which renders legal services to
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the Corporation or to any of its affiliates shall be deemed to be a "significant creditor" as a result of fees owed for such legal services; or (iv) a person who is a spouse, parent, sibling or child of any person disqualified pursuant to clause (i), (ii) or (iii) above. In the event of the death, incapacity, resignation, removal or disqualification of any Independent Director which results in there being less than two Independent Directors serving on the Board of Directors, a replacement Independent Director shall promptly be elected or appointed in accordance with the applicable provisions of the By-Laws, and the Board of Directors shall not vote on any matter until such time as at least two Independent Directors are serving on the Board of Directors.

     SECTION (iii)  Election of Directors.  At each meeting of the stockholders
                    ---------------------
for the election of directors, the directors shall be chosen by a plurality of the votes given at such election.

     SECTION (iv)   Annual and Regular Meetings; Notice.  The annual meeting of
                    -----------------------------------
the Board of Directors shall be held immediately following the annual meeting of stockholders. Regular meetings of the Board of Directors shall be held at such time and place as shall from time to time be determined by the Board of Directors. Notice of regular meetings shall not be required to be given; provided, however, that whenever the time or place of regular meetings shall be fixed or changed, notice of such action shall be delivered personally or by telephone, telegram, telex or telephone facsimile or mailed promptly to each member who shall not have been present at the meeting at which such action was taken, addressed to him at his residence or usual place of business. Notice of any regular meeting need not be given to any director who shall attend such meeting in person, or to any director who shall waive notice thereof in writing or by telegram, telex or telephone facsimile, whether before or after the time of such meeting and any such meeting shall be a legal meeting without any notice thereof having been given if all the directors shall be present thereat. No notice of any adjourned meeting need be given.

     SECTION (v)    Special Meetings; Notice.  Special meetings of the Board of
                    ------------------------
Directors shall be held whenever called by any director or the President at such time and place (within or outside of the State of Delaware) as may be specified in the respective notices or waivers of notice thereof. Notice of each special meeting shall be delivered personally to each director or by telephone, telegram, telex or telephone facsimile addressed to him at his residence or usual place of business at least ten days before the day on which the meeting is to be held. Notice of any special meeting need not be given to any director who shall attend such meeting in person, or to any director

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who shall waive notice thereof in writing or by telegram, telex or telephone facsimile, whether before or after the time of such meeting; and any such meeting shall be a legal meeting without any notice thereof having been given if all the directors shall be present thereat. No notice of any adjourned meeting need be given.

     SECTION (vi)   Quorum and Manner of Acting.  At all meetings of the Board
                    ---------------------------
of Directors the presence of a majority of the total number of directors constituting the whole Board shall be necessary and sufficient to constitute a quorum for the transaction of business. Except as otherwise required by provisions in these By-Laws (including but not by limitation, Sections 1, 3, 7 and 8 of Article IV hereof, Section 5 of Article V hereof, and subsection (2) of
Article X hereof), or as may otherwise be required by statute, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time until a quorum shall be present. Any action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee. Members of the Board of Directors, or of any committee thereof, may participate in any meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

     SECTION (vii)  Resignation.  Any director may resign at any time by giving
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written notice of such resignation to the Board of Directors, the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or any such officer.

     SECTION (viii) Removal of Directors.  Any director may be removed at any
                    --------------------
time, either for or without cause, by the affirmative vote of a majority in interest of the stockholders of record of the Corporation entitled to vote, given at a special meeting of such stockholders called for the purpose or as otherwise provided by law. Any vacancy in the Board of Directors caused by any such removal may be filled by such stockholders at such meeting, provided, however, that in case the stockholders do not fill such vacancy at such meeting, such vacancy may be filled in the manner provided in Section 9 of this Article III.

     SECTION (ix)   Vacancies.  If any vacancy shall occur in the Board of
                    ---------
Directors by reason of death, resignation or removal, the remaining directors shall continue to act and such vacancy may be filled (subject to the provisions of Section 8 of this Article III) by a majority of the remaining directors, though less than a quorum.

     SECTION (x)    Compensation.  The Board of Directors may, by resolution,
fix an annual salary for all or some of the directors for their services as such and/or may allow directors a fixed sum and traveling expenses for attendance at each regular or special meeting; provided, however,

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that nothing herein contained shall be construed as prohibiting the payment to any person who is a director of compensation for services rendered to the Corporation in any other capacity.

                                   ARTICLE IV
                                   Committees

     SECTION (i)    Designation.  The Board of Directors, by resolution or
                    -----------
resolutions passed by a majority of the whole Board, may designate one or more committees, each such committee to consist of two or more of the directors, which to the extent provided in said resolution or resolutions and to the extent consistent with the Corporation's Certificate of Incorporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it and may adopt its own rules of procedure. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. The Board of Directors, by resolution or resolutions passed by a majority of the whole board, may designate in addition, one or more committees which may consist of one or more directors and one or more non-directors which shall have such duties, responsibilities and powers provided in the resolution creating such committee. Thereafter, so long as the Board of Directors shall maintain the existence of such committee or committees, members thereof shall be designated annually in like manner at the annual meeting of the Board of Directors. Each member of any such committee shall remain a member of said committee and shall hold office until his successor shall have been designated, or until his death, resignation or removal.

     SECTION (ii)   Designation of Alternate Members.  The Board of Directors
                    --------------------------------
may designate one or more directors as alternate members of each committee who may replace any absent or disqualified member at any meeting of each committee. In the resolution designating the committee the Board may also determine that resolutions can be passed only by unanimous vote of all members of the committee (including or excluding alternate members).

     SECTION (iii)  Meetings; Notices; Records.  Any committee may hold regular
                    --------------------------
and special meetings at such place or places (within or outside the State of Delaware) and at such time or times at it shall determine from time to time. Notice of regular meetings shall not be required to be given; provided, however, that whenever the time or place of regular meetings shall be fixed or changed, notice of such action shall be delivered personally or by telephone, telegram, telex or telephone facsimile or mailed promptly to each member who shall not have been present at the meeting at which such action was taken, addressed to him at his residence or usual place of business. Notice of any regular meeting need not be given to any director who shall attend such meeting in person, or to any director who shall waive notice thereof in writing or by telegram, telex or telephone facsimile, whether before or after the time of such meeting and any such meeting shall be a legal meeting without any notice thereof having been given if all the directors shall be present thereat. No notice of any adjourned meeting need be given. Notice of each special meeting shall be delivered personally to each member or by telephone, telegram, telex or telephone facsimile addressed to him at his residence or usual place of business at least ten days before the day on which the meeting is

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to be held. Notice of any special meeting need not be given to any member who shall attend such meeting in person, or who shall waive notice thereof in writing or by telegram, telex or telephone facsimile, whether before or after the time of such meeting and any such meeting shall be a legal meeting without any notice thereof having been given if all the directors shall be present thereat. No notice of any adjourned meeting need be given. Notice of each special meeting shall be delivered personally to each member or by telephone, telegram telex or telephone facsimile addressed to him at his residence or usual place of business at least ten days before the day on which the meeting is to be held. Notice of any special meeting need not be given to any member who shall attend such meeting in person, or who shall waive notice thereof in writing or by telegram, telex or telephone facsimile, whether before or after the time of such meeting; and any such meeting shall be a legal meeting without any notice thereof having been given if all the members shall be present thereat. No notice of any adjourned meeting need be given. Each committee shall keep a record of its proceedings.

     SECTION (iv)   Quorum and Manner of Acting.  Except as otherwise provided
                    ---------------------------
in this Article IV or in the Board resolution creating a committee, the presence of directors constituting a majority of the membership of the whole committee at any meeting of any committee shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of such directors present at any meeting at which a quorum is present shall be the act of such committee.

     SECTION (v)    Resignation.  Any member of any committee may resign at any
                    -----------
time by giving written notice of such resignation to the Board of Directors, the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or any such officer.

     SECTION (vi)   Removal.  Any member of any committee may be removed at any
                    -------
time, either for or without cause, by a vote of a majority of the directors then in office passed at any meeting of the Board of Directors.

     SECTION (vii)  Vacancies.  If any vacancy shall occur in any committee by
                    ---------
reason of disqualification, death, resignation, removal or otherwise, the remaining members shall continue to act and such vacancy may be filled at any meeting of the Board of Directors by resolution passed by a majority of the whole Board.

     SECTION (viii) Compensation.  The members of any standing committee shall
                    ------------
not be paid any fixed annual salary for their services as such, but, by resolution of the Board of Directors, may be allowed a fixed sum and traveling expenses for attendance at each meeting of such committee; provided, however, that nothing herein contained shall be construed as prohibiting the payment to any person who is a member of any such committee of compensation for services rendered to the Corporation in any other capacity.

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                                   ARTICLE V
                                    Officers

     SECTION (i)    Number and Qualifications.  The officers of the Corporation
                    -------------------------
shall be a President, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers as may be appointed in accordance with the provisions of
Section 3 of this Article V.

     SECTION (ii)   Elections; Term of Office, Qualification.  Each officer
                    ----------------------------------------
(except such officers as may be appointed in accordance with the provisions of Section 3 of this Article V) shall be chosen by the Board of Directors at its first meeting and thereafter annually at its annual meetings. Each such officer (whether chosen at an annual meeting of the Board of Directors or to fill in vacancy or otherwise) shall hold his office until his successor is chosen and qualified, or until his death, or until he shall resign in the manner provided in Section 4 of this Article V, or shall be removed in the manner provided in
Section 5 of this Article V. Any officer may but need not be a Director of the Corporation. Any two or more offices may be held by the same person.

     SECTION (iii)  Subordinate Officers; Appointment.  The Board of Directors
                    ---------------------------------
from time to time may appoint such other officers or agents as it may deem necessary or advisable, to hold office for such period, have such authority and perform such duties as the Board of Directors from time to time may determine. The Board of Directors may delegate to any officer or agent the power to appoint any such subordinate officers or agents and to prescribe their respective terms of office, authorities and duties.

     SECTION (iv)   Resignations.  Any officer may resign at any time by giving
                    ------------
written notice of such resignation to the Board of Directors, the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof.

     SECTION (v)    Removal.  The officers specifically designated in Section 1
                    -------
of this Article V may be removed, either for or without cause, at any meeting of the Board of Directors, by the vote of a majority of the whole Board, or by any superior officer or agent upon whom such power of removal shall have been conferred by a majority of the whole Board of Directors.

     SECTION (vi)   Vacancies.  A vacancy in any office by reason of death,
                    ---------
resignation, removal, disqualification or any other cause, shall be filled in the manner provided in this Article V for regular election or appointment to such office.

     SECTION (vii)  The President.  The President shall be the chief executive
                    -------------
officer of the Corporation; shall have general supervision over its affairs, shall sign such contracts, bonds and other instruments of the Corporation as may be necessary, from time to time, in the conduct of the business of the Corporation; shall have general authority to make lease contracts and employ management agents and employees as may be needed to operate the business of the Corporation; and,

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in the absence of the Chairman of the Board of Directors, shall preside at all meetings of stockholders and directors; provided, however, that the acts of the President shall be subject to review by the Board of Directors.

     SECTION (viii) The Vice Presidents.  During the absence or disability of
                    -------------------
the President and the Chairman of the Board of Directors, the Vice Presidents, in the order designated by the Board of Directors, shall exercise all the functions of the President. Each Vice President shall have such powers and discharge such duties as may be assigned to him from time to time by the Board of Directors.

     SECTION (ix)   The Secretary.  The Secretary shall:
                    -------------

          (a) record all the proceedings of the meetings of the stockholders, Board of Directors, Board Committee and other standing committees in a book to be kept for that purpose;

          (b) cause all notices to be duly given in accordance with the provisions of these By-Laws and as required by statute;

          (c) whenever any Committee shall be appointed in pursuance of a resolution of the Board of Directors, furnish the Chairman of such Committee with a copy of such resolution;

          (d) be the custodian of the records and of the seal of the Corporation, and cause such seal to be affixed to all certificates representing stock of the Corporation prior to the issuance thereof and to all instruments the execution of which on behalf of the Corporation under the seal shall have been duly authorized in accordance with these By-Laws;

          (e) see that the lists, books, reports, statements, certificates and other documents and records required by statute are properly prepared, kept and filed;

          (f) have charge of the stock books of the Corporation and cause the stock and transfer books to be kept in such manner as to show at any time the amount of stock of the Corporation of each class issued and outstanding, the manner in which and the time when such stock was paid for, the names alphabetically arranged and the addresses of the holders of record thereof, the number of shares held by each and the time when each became such holder of record;

          (g) sign (unless the Treasurer, an Assistant Treasurer or an Assistant Secretary shall sign) certificates representing stock of the Corporation the issuance of which shall have been authorized by the Board of Directors; and,

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          (h)  in general, perform all duties incident to the office of
     Secretary and such other duties as are given to him by these By-Laws or as from time to time may be assigned to him by the Board of Directors or the President.

     SECTION (x)    The Treasurer.  The Treasurer shall:
                    -------------

          (a) have charge of and supervision over and be responsible for the funds, securities, receipts and disbursements of the Corporation;

          (b) cause the moneys and other valuable effects of the Corporation to be deposited in the name and to the credit of the Corporation in such banks or trust companies or with such bankers or other depositories as shall be selected by him;

          (c) cause the funds of the Corporation to be disbursed by checks or drafts upon the authorized depositories of the Corporation, and cause to be taken and preserved proper vouchers for all moneys disbursed;

          (d) render to the proper officers or the Board of Directors or any standing committee whenever requested, a statement of the financial condition of the Corporation and of all his transactions as Treasurer, and render a full financial report at the annual meeting of the stockholders, if called upon to do so;

          (e) cause to be kept at the principal business offices of the Corporation correct books of account of all its business and transactions;

          (f) sign (unless the Secretary, an Assistant Secretary or an Assistant Treasurer shall sign) certificates representing stock of the Corporation the issuance of which shall have been authorized by the Board of Directors; and,

          (g) in general, perform all duties incident to the office of Treasurer, including the day-to-day coordination of collection, segregation and payment of corporate funds by the servicer under any Pooling and Servicing Agreement between the Corporation and such servicer, and such other duties as are given to him by these By-Laws or as from time to time may be assigned to him by the Board of Directors or the President.

     SECTION (xi)   Surety Bonds.  In case the Board of Directors shall so
                    ------------
require, any officer or agent of the Corporation shall execute to the Corporation a bond in such sum and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting for all property, funds or securities of the Corporation which may come into his hands.

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                                   ARTICLE VI
                  Execution of Instruments, Borrowing of Money
                         and Deposit of Corporate Funds

     SECTION (i)    Execution of Instruments.  The President and any Vice
                    ------------------------
President, subject to the approval of the Board of Directors, may enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. The Board of Directors may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation, and such authorization may be general or confined to specific instances.

     SECTION (ii)   Loans.  No loans or advances shall be contracted on behalf
                    -----
of the Corporation and no negotiable paper shall be issued in its name, unless and except as authorized by the Board of Directors. Such authorization may be general or confined to special instances. Any officer or agent of the Corporation thereunto so authorized may effect loans and advances for the Corporation, and for such loans and advances may make, execute and deliver promissory notes, bonds or other evidences of indebtedness of the Corporation. Any officer or agent of the Corporation thereunto so authorized may pledge, hypothecate or transfer as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, any and all stocks, bonds, other securities and other personal property at any time held by the Corporation, and to that end may endorse, assign and deliver the same and do every act and thing necessary or proper in connection therewith.

     SECTION (iii)  Notes; Checks; Other Instruments.  All notes, drafts,
                    --------------------------------
acceptances, checks, endorsements and all evidences of indebtedness of the Corporation whatsoever, shall be signed by such officer or officers or such agent or agents of the Corporation and in such manner as the Board of Directors from time to time may determine. Endorsements for deposit to the credit of the Corporation in any of its duly authorized depositories shall be made in such manner as the Board of Directors from time to time may determine.

     SECTION (iv)   Proxies.  Proxies to vote with respect to shares of stock of
                    -------
other corporations owned by or standing in the name of the Corporation may be executed and delivered from time to time on behalf of the Corporation by the President or a Vice President and the Secretary or an Assistant Secretary of the Corporation or by any other person or persons thereunto authorized by the Board of Directors.

                                  ARTICLE VII
                                Shares of Stock

     SECTION (i)    Certificates of Stock.  Every holder of stock in the
                    ---------------------
Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by the President or a Vice President, and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary,

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certifying the number of shares owned by him in the Corporation; provided, however, that, where such certificate is signed by a transfer agent or an assistant transfer agent or by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of any such President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary, if the Board of Directors so directs, may be facsimile. In case any such certificates shall be for shares only a part of the consideration to be paid for which shall have been paid, such certificate shall state that it represents partly paid shares, and shall show on the face or back thereof the amount of the consideration that shall have been paid in on the shares represented thereby and when the remainder of the consideration for such shares shall be payable. Certificates representing shares of stock of the Corporation shall be in such form as shall be approved by the Board of Directors and the seal of the Corporation shall be affixed thereto. There shall be entered upon the stock books of the Corporation at the time of issuance of each share the number of the certificate issued, the name of the person owning the shares represented thereby, the number and class of such shares and the date of issuance thereof. Every certificate exchanged or returned to the Corporation shall be marked "cancelled," with the date of cancellation.

     SECTION (ii)   Transfer of Stock.  Transfers of shares of the stock of the
                    -----------------
Corporation shall be made on the books of the Corporation by the holder of record thereof, or by his attorney thereunto duly authorized by a power of attorney duly executed in writing and filed with the Secretary of the Corporation or any of its transfer agents, and on surrender of the certificate or certificates representing such shares. The Corporation and transfer agents and registrars, if any, shall be entitled to treat the holder of record of any share or shares of stock as the absolute owner thereof for all purposes, and accordingly shall not be bound to recognize any legal, equitable or other claim to or interest in such share or shares on the part of any other person whether or not it or they shall have express or other notice thereof, except as otherwise expressly provided by the statutes of the State of Delaware.

     SECTION (iii)  Regulations.  Subject to the provisions of this Article VII
                    -----------
the Board of Directors may make such rules and regulations as they may deem expedient concerning the issuance, transfer and registration of certificates for shares of the stock of the Corporation.

     SECTION (iv)   Transfer Agents and Registrars.  The Board of Directors may
                    ------------------------------
appoint one or more transfer agents and one or more registrars with respect to the certificates representing shares of stock of the Corporation, and may require all such certificates to bear the signature of either or both.

     SECTION (v)   Closing of Transfer Books and Fixing of Record Date.  The
                   ---------------------------------------------------
Board of Directors shall have power to close the stock transfer books of the Corporation for a period not exceeding fifty days preceding the date of any meeting of stockholders, or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect. In lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding fifty days preceding the date of any meeting of stockholders, or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect,

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as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

     SECTION (vi)   Lost or Destroyed Certificates.  The holder of any shares of
                    ------------------------------
stock of the Corporation shall immediately notify the Corporation and its transfer agents and registrars, if any, of any loss or destruction of the certificate representing the same. The Corporation may issue a new certificate in the place of any certificate theretofore issued by it alleged to have been lost or destroyed, and the Board of Directors may require the owner of the lost or destroyed certificate or his legal representatives to give the Corporation a bond in such sum as the Board of Directors may direct, and with such surety or sureties as may be satisfactory to the Board of Directors to indemnify the Corporation and its transfer agents and registrars, if any, against any claim that may be made against it or any such transfer agent or registrar on account of the alleged loss or destruction of any such certificate. A new certificate may be issued without requiring any bond when, in the judgment of the Board of Directors, it is proper to do so.

                                  ARTICLE VII
                                 Corporate Seal

     The corporate seal shall be circular in form and shall bear the name of the Corporation and words denoting its organization under the Laws of the State of Delaware and otherwise shall be in such form as shall be approved from time to time by the Board of Directors.

                                   ARTICLE IX
                                  Fiscal Year

     The fiscal year of the Corporation shall begin on the first day of January in each year and shall end on the thirty-first day of the following December.

                                   ARTICLE X
                                   Amendments

     All By-Laws of the Corporation shall be subject to alteration or repeal, and new By-Laws may be made in accordance with the provisions of the Certificate of Incorporation, either (1) by the affirmative vote of stockholders holding of record in the aggregate at least a majority of the outstanding shares of stock of the Corporation entitled to vote given at any annual or special meeting, or
(2) by the affirmative vote of at least a majority of the whole Board of Directors given at any regular or special meeting, provided, however, that all such modifications are expressly

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subject to the provisions of the Certificate of Incorporation including, but not in limitation, paragraph Ninth thereof.

                                   ARTICLE XI
                    Indemnification of Officers, Directors,
                        Employees and Agents; Insurance

     (a) The Corporation shall indemnify subject to the requirements of Subsection (d) any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines, penalties, taxes and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) The Corporation shall indemnify subject to the requirements of Subsection (d) any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     (c) To the extent that a director, officer, employee or agent of the Corporation, or a director, officer, employee, fiduciary or agent of any other enterprise serving at the request of the Corporation, has been successful on the merits or otherwise in defense of any action, suit

                                       13
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or proceeding referred to in Subsections (a) and (b), or in defense of any claim, issue or matter therein, the Corporation shall indemnify him against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under Subsections (a) and (b) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, fiduciary or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Subsections (a) and (b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

     (e) Expenses incurred by a director, officer, employee, fiduciary or agent in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee, fiduciary or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Section.

     (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other Subsections of this Section shall not limit the Corporation from providing any other indemnification permitted by law nor shall it be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     (g) The provisions of this Section shall be applicable to all actions, suits or proceedings pending at the time or commenced after the adoption of this Section, whether arising from acts or omissions to act occurring, or based on claims asserted, before or after the adoption of this Section. A finding that any provision of this Section is invalid or of limited application shall not affect any other provision of this Section nor shall a finding that any portion of any provision of this Section is invalid or of limited application affect the balance of such provision.

     (h) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Section.

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     (i)  All terms contained in this Section shall have the meaning given to them by Section 145 of the Delaware General Corporation Law.

     (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

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